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                                                                    EXHIBIT 10.3


                               [ENTEX LETTERHEAD]


                                             January 6, 1997


Mr. Kenneth A. Ghazey
385 Nashawtuc Road
Concord, MA 01742


Dear Ken:

We are pleased to confirm our agreement with you as Executive Vice President, Chief Financial Officer and Director for ENTEX Information Services, Inc. The terms of our agreement are as follows:

Salary: Annual salary of $275,000.00 paid on a bi-weekly basis. Your effective date of hire will be January 6, 1997.

1997 Bonus:         On a pro rata basis in fiscal year 1997, you will be
                    eligible to participate in the ENTEX Management Incentive
                    Plan at a target bonus of 50% of your base salary for 100% achievement of established goals. Your bonus will be determined by the performance of the Company as well as your individual performance. A copy of the Management Incentive
                    Plan is enclosed.

Stock Options:      You will be granted 176,000 options to purchase the common stock of ENTEX at $10.19/share under its 1996 Performance
                    Incentive Plan (the "PIP") in the forms attached to this letter as Exhibits A, B and C. 100,000 of such options will vest one third (1/3) on your date of hire, one third (1/3) on the first anniversary, and one third (1/3) on the second anniversary of your date of hire. Vesting of the 76,000 options will be performance based, or 7 years from date of hire, whichever occurs first.

Vacation:           You will be eligible for four (4) weeks vacation per year.
                    Additionally, you will be eligible for nine (9) personal days. Both vacation and personal time are accrued on a monthly basis.
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Car Allowance: You will receive a car allowance of $600 per month.

Benefits:      You are eligible to participate in all of the Company's
               benefit plans, including the Comprehensive Health Plan.

Tax Home:      Your tax home will be Massachusetts. Should the I.R.S. deem travel and lodging at Rye Brook, N.Y. that is reimbursed to you to be income, the corporation will gross up such amounts.

Termination:   If during your employment a Severance Event occurs (as defined below) then you are entitled to promptly receive:

               o one (1) year's base salary continuation at the then current rate; plus

               o  all incentive compensation earned, but not yet paid; plus

               o a pro rata payout under the Management Incentive Plan in effect for the fiscal year in which termination occurs (will be payable to you promptly after the financial close of such fiscal year); plus

               o  Health and Welfare benefits for one year.

               A "Severance Event" is defined as:

               (a) The termination of your employment by ENTEX other than for "cause" or as a result of your death, disability or voluntary resignation; or

               (b) A "Change of Control" of ENTEX; or

               (c) Your aggregate compensation, benefits and incentive package is unilaterally reduced by ENTEX and equivalent reductions are not uniformly applied to all other senior executive officers.

               "Cause" is defined in the PIP.

               "Change in Control" is defined as the transfer of ownership or control of more than 50% of all the assets or shares of ENTEX, whether by tender offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions, to any other person, firm, corporation or other entity, provided, however, that no Change of Control shall be deemed to have occurred if ownership or control is acquired by any entity in which any member or group of members of the

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               current management of ENTEX has a controlling participation.

In addition, all employees upon being hired must verify employment eligibility on the Form I-9 required by the U.S. Immigration and Naturalization Service.

Employment with the Company is at-will employment. This means that either you or the Company are free to terminate the employment relationship at any time for any reason.

You will use your best efforts to become familiar with the Company policies procedures and to abide by them.

Please acknowledge your acceptance of this offer by signing below and returning one copy to me.

Sincerely,                              Agreed To:



/s/ JOHN A. MCKENNA                     /s/ KENNETH A. GHAZEY
-----------------------------------     ---------------------------------
John A. McKenna                         Kenneth A. Ghazey



/s/ DORT A. CAMERON, III
-----------------------------------
Dort A. Cameron, III



Enclosures

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